SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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VALIC COMPANY I

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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VALIC COMPANY I

International Opportunities Fund

P.O. Box 15648

Amarillo, Texas 79105-5648

December 21, 2021

Dear Participant:

You are receiving the enclosed information statement (the “Information Statement”) because we wish to notify you of certain changes to the International Opportunities Fund (the “Fund”), a series of VALIC Company I (“VC I”). At a meeting held on August 2-3, 2021, the Board of Directors of VC I approved a sub-subadvisory agreement (the “Sub-Subadvisory Agreement”) between Delaware Investments Fund Advisers, the Fund’s subadviser, and Macquarie Investment Management Global Limited (“Macquarie”). The Sub-Subadvisory Agreement became effective on September 28, 2021.

In connection with the appointment of Macquarie, there were no changes to the Fund’s principal investment strategies or principal investment risks. The appointment of Macquarie did not result in any change to the advisory fees or expenses payable by the Fund.

As a matter of regulatory compliance, we are sending you this Information Statement, which includes information about the Sub-Subadvisory Agreement and Macquarie.

This document is for your information only and you are not required to take any action. Should you have any questions regarding the enclosed Information Statement, please feel free to call VALIC Client Services at 1-800-448-2542. We thank you for your continued support and investments.

Sincerely,

/s/ John T. Genoy John T. Genoy
President
VALIC Company I

VALIC COMPANY I

International Opportunities Fund

P.O. Box 15648

Amarillo, Texas 79105-5648

INFORMATION STATEMENT

REGARDING A NEW SUB-SUBADVISORY AGREEMENT FOR THE

INTERNATIONAL OPPORTUNITIES FUND

You have received this Information Statement because on September 28, 2021, you owned interests in the International Opportunities Fund (the “Fund”) within a variable annuity or variable life insurance contract (“Contract”) or through a qualified employer-sponsored retirement plan or individual retirement account (“Plan”). You are receiving this Information Statement in lieu of a proxy statement. This Information Statement describes the decision by the Board of Directors (the “Board” or the “Directors”) of VALIC Company I (“VC I”) to approve a sub-subadvisory agreement (the “Sub-Subadvisory Agreement”) between Delaware Investments Fund Advisers (“DIFA”), the Fund’s sub-adviser, and Macquarie Investment Management Global Limited (“Macquarie”). Pursuant to the Sub-Subadvisory Agreement, Macquarie will delegate certain responsibilities for advising the Fund to Macquarie.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY AND YOU ARE NOT REQUIRED TO TAKE ANY ACTION.

Purpose of the Information Statement

At a meeting held on August 2-3, 2021 (the “Meeting”), the Board, including a majority of the Directors who are not “interested persons” of VC I, as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”) (the “Independent Directors”), approved the Sub-Subadvisory Agreement between DIFA and Macquarie with respect to the Fund. The Sub-Subadvisory Agreement became effective on September 28, 2021.

VC I has received an exemptive order from the U.S. Securities and Exchange Commission (“SEC”) which allows The Variable Annuity Life Insurance Company (“VALIC”), subject to certain conditions, to enter into and materially amend sub-advisory agreements with unaffiliated sub-advisers without obtaining shareholder approval. The Board, including a majority of the Independent Directors, must first approve each new or amended sub-advisory agreement. This allows VALIC to act more quickly to change sub-advisers when it determines that a change would be in the best interest of the Fund and its shareholders. As required by this exemptive order, the Fund must provide information to shareholders about a new sub-adviser and the sub-advisory agreement within 90 days of hiring a new sub-adviser. This Information Statement is being provided to you to satisfy this requirement.

This Information Statement is being posted on or about December 21, 2021, to all participants in a Contract or Plan who were invested in the Fund as of the close of business on September 28, 2021 (the “Record Date”) at www.aigrs.com/prospectus-and-reports/information-statements.

The Adviser and the Fund

VALIC is an investment adviser registered with the SEC and is located at 2929 Allen Parkway, Houston, Texas 77019. Pursuant to an Investment Advisory Agreement between VALIC and VC I, dated January 1, 2002, as amended (the “Advisory Agreement”), VALIC serves as investment adviser to the Fund. The Advisory Agreement was last approved by the Board at a meeting held on August 2-3, 2021. VALIC is an indirect, wholly-owned subsidiary of American International Group, Inc. (“AIG”).

Pursuant to the terms of the Advisory Agreement, VALIC acts as adviser for VC I, and each series thereof, and manages the daily business affairs of VC I. VALIC employs sub-advisers, such as DIFA, that make investment decisions for VC I. The Advisory Agreement further provides that VALIC furnishes office space, facilities, equipment, and personnel adequate to provide the services and pays the compensation of the members of the Board who are “interested persons” of VC I or VALIC. In addition, VALIC monitors and reviews the activities of VC I’s sub-advisers and other third-party service providers and makes changes and/or replacements when deemed appropriate. In addition, VALIC provides comprehensive investment and compliance monitoring, including, among other things, monitoring of each sub-adviser’s performance and conducts reviews of each sub-adviser’s brokerage arrangements and best execution. VALIC also provides the Board with quarterly reports at each regular meeting regarding VC I and each series thereof.

There were no changes to the Advisory Agreement or to VALIC’s advisory fees in connection with the approval of the Sub-Subadvisory Agreement. For the period ended May 31, 2021, the Fund paid VALIC advisory fees, before waivers, based on its average daily net assets pursuant to the Advisory Agreement as follows:

Advisory Fees	% of Average Daily Net Assets
$4,245,484	0.81%

The Sub-Subadvisory Agreement

Under the terms of the Sub-Subadvisory Agreement, Macquarie may perform certain of the day-to-day operations of the Fund, which may include one or more of the following services, at the request of DIFA: (a) acting as investment advisor for and managing the investment and reinvestment of those assets of the Fund as DIFA may from time to time request and in connection therewith have complete discretion in purchasing and selling such securities and other assets for the Fund and in voting, exercising consents and exercising all other rights appertaining to such securities and other assets on behalf of the Fund; (b) arranging for the purchase and sale of securities and other assets of the Fund; (c) providing advice, investment research and credit analysis concerning the Fund’s investments and investments that are under consideration for inclusion in the Fund; (d) assisting DIFA in determining what portion of the Fund’s assets will be invested in cash, cash equivalents and money market instruments; (e) placing orders for all purchases and sales of such investments made for the Fund; (f) quantitative support (including performance attribution analysis) to DIFA in connection with the Fund; and (g) maintaining the books and records as are required to support Fund investment operations.

The Sub-Subadvisory Agreement may be terminated by VC I or DIFA at any time, without the payment of any penalty, upon giving Macquarie 60 days’ notice, provided that such termination by VC I or DIFA shall be directed or approved by the vote of a majority of the Directors of VC I in office at the time or by the vote of the holders of a majority of the outstanding voting securities of the Fund entitled to vote, or by Macquarie on 60 days’ written notice, and will terminate automatically upon any termination of the Investment Sub-Advisory Agreement between VC I and DIFA. The Sub-Subadvisory Agreement will also immediately terminate in the event of its assignment. The Sub-Subadvisory Agreement is attached as Exhibit A.

For its services under the Sub-Subadvisory Agreement, DIFA will pay Macquarie a monthly fee in arrears at an annual rate (currently 0%) equal to the percentage of the average daily value of the net assets of the Fund for which Macquaire provides services under the Sub-Subadvisory Agreement as detailed therein. Macquarie is paid out of the subadvisory fees that DIFA receives from VALIC, which for the period ended May 31, 2021 equaled $1,355,908. Neither VALIC nor the Fund is responsible for payment of any sub-subadvisory fees. Accordingly, approval of the Sub-Subadvisory Agreement is not expected to have any impact on VALIC’s profitability.

Factors Considered by the Board

At the Meeting, the Board of VC I, including the Independent Directors, approved the Sub-Subadvisory Agreement.

In connection with the approval of the Sub-Subadvisory Agreement, the Board, including the Independent Directors, received materials relating to certain factors the Board considered in determining whether to approve the Sub-Subadvisory Agreement. Those factors included: (1) the nature, extent and quality of the services to be provided to the Fund by Macquarie; (2) the key personnel of Macquarie who will provide services to the Fund; (3) Macquarie’s compliance policies and procedures; (4) Macquarie’s brokerage and soft dollar practices; and (5) information relating to any economies of scale and other benefits to be realized by Macquarie as a result of the Sub-Subadvisory Agreement.

In considering whether to approve the Sub-Subadvisory Agreement, the Board also took into account a presentation made at the Meeting by members of management. The Board noted that in accordance with Section 15(c) of the 1940 Act, Macquarie furnished the Board with extensive information in connection with the consideration of the Sub-Subadvisory Agreement. The Independent Directors were separately represented by counsel that is independent of VALIC in connection with their consideration of approval of the Sub-Subadvisory Agreement. The matters discussed below were also considered separately by the Independent Directors in executive sessions with their independent legal counsel, at which no representatives of management were present.

Nature, Extent and Quality of Services. The Board considered the nature, extent and quality of services to be provided to the Fund by Macquarie. The Board reviewed information provided by Macquarie relating to Macquarie’s operations and personnel. The Board also noted that Macquarie’s management of the Fund will be subject to the oversight of DIFA, VALIC and the Board, and must be done in accordance with the investment objectives, policies and restrictions set forth in the Fund’s prospectus and statement of additional information. The Board also noted that the Fund’s principal investment strategies and techniques were not expected to change in connection with the appointment of Macquarie. The Board also noted that DIFA will continue to serve as the Fund’s sub-adviser and that DIFA’s current portfolio managers would continue to have ultimate portfolio management discretion over the Fund.

The Board considered information provided to them regarding the services to be provided by Macquarie. The Board noted that Macquarie will provide certain support services in connection with DIFA’s management of the Fund and that DIFA will continue to be responsible for providing VALIC with records concerning its activities, which VALIC or the Fund are required to maintain, and for rendering regular reports to VALIC and to officers and Directors of the Fund concerning its discharge of the foregoing responsibilities. The Board considered that the delegation of any of such duties to Macquarie will in no way relieve DIFA of its duties under the sub-advisory agreement between DIFA and VALIC with respect to the Fund. The Board reviewed information regarding the qualifications, background and responsibilities of Macquarie’s personnel who would provide services to the Fund. The Board also took into account the financial condition of Macquarie. The Board also reviewed Macquarie’s brokerage practices. The Board also considered Macquarie’s risk management processes and regulatory history, including whether it was currently involved in any regulatory actions or investigations as well as material litigation that may affect its ability to service the Fund.

The Board concluded that the scope and quality of the services to be provided by Macquarie were expected to be satisfactory and that there was a reasonable basis to conclude that Macquarie would provide a high quality of investment services to the Fund.

Fees and Expenses; Profitability. The Board considered that DIFA is responsible for payment of the sub-sub-advisory fees and that the Sub-Subadvisory Agreement is not expected to have any impact on VALIC’s profitability. The Board also noted that the fee to be payable by Macquarie to DIFA under the Sub-Subadvisory Agreement is 0%.

Economies of Scale. For similar reasons as stated above with respect to Macquarie’s anticipated profitability and its costs of providing services, the Board concluded that the potential for economies of scale in Macquarie’s management of the Fund is not a material factor to the approval of the Sub-Subadvisory Agreement.

Terms of the Sub-Subadvisory Agreement. The Board reviewed the terms of the Sub-Subadvisory Agreement, including the duties and responsibilities to be undertaken. The Board concluded that the terms of the Sub-Subadvisory Agreement were reasonable.

Conclusions. In reaching its decisions to approve the Sub-Subadvisory Agreement, the Board did not identify any single factor as being controlling but based its recommendation on each of the factors it considered. Each Director may have contributed different weight to the various factors. Based upon the materials reviewed, the representations made and the considerations described above, and as part of their deliberations, the Board, including the Independent Directors, concluded that Macquarie possesses the capability and resources to perform the duties required under the Sub-Subadvisory Agreement.

Information about Macquarie

Macquarie, located at 50 Martin Place, Sydney, Australia, is an affiliate of DIFA and a part of Macquarie Investment Management (“MIM”). MIM is the marketing name for certain companies comprising the asset management division of Macquarie Group Limited. As of September 30, 2021, MIM managed more than $361.788 billion in assets for institutional and individual clients.

The following chart lists Macquarie’s principal executive officers and directors and their principal occupations. The business address of each officer and director as it relates to that person’s position with Macquarie is 50 Martin Place, Sydney, Australia.

Name	Principal Occupation
Brett Lewthwaite	Director
Bruce Neil Terry	Director
Rajiv Subhas Gohil	Director
Scot Thompson	Director
Patrick Ling	Chief Legal Officer
Caroline Marull	Director
Justin Brown	Chief Compliance Officer

Macquarie is not affiliated with VALIC. No Directors of VALIC have, or have had, any material interest in, or a material interest in a material transaction with DIFA, Macquarie or their affiliates since the beginning of the Fund’s most recent fiscal year. No officers or Directors of VALIC are officers, employees, directors, general partners or shareholders of DIFA or Macquarie.

Macquarie provides sub-advisory services to the mutual fund listed below, which has investment strategies and/or objectives similar to that of the Fund. While the investment strategies and/or objectives of the mutual fund listed below may be similar to that of the Fund, the nature of services provided by Macquarie may be different than those provided by Macquarie to the fund below. The name of the fund, together with information concerning the fund’s assets, and the fee rate paid (as a percentage of average net assets) to Macquarie for its management services, are set forth below.

Comparable Funds/Accounts	Assets as of September 30, 2021 (millions)	Fee Rate (% of average daily net assets)
Delaware International Small Cap Fund	$116.9	0.00%

Other Service Agreements

VC I has entered into an Amended and Restated Administrative Services Agreement (the “Administrative Services Agreement”) with SunAmerica Asset Management, LLC (“SunAmerica”) to provide certain accounting and administrative services to the Fund. VC I has also entered into a Master Transfer Agency and Service Agreement (the “MTA”) with VALIC Retirement Services Company (“VRSCO”) to provide transfer agency services to the Fund, which include shareholder servicing and dividend disbursement services. For the period ended May 31, 2021, pursuant to the Administrative Services Agreement and MTA, the Fund paid $347,703 and $1,458 to SunAmerica and VRSCO, respectively.

SunAmerica and AIG Capital Services, Inc. (“ACS”), the Fund’s principal underwriter, are located at Harborside 5, 185 Hudson Street, Suite 3300, Jersey City, New Jersey 07311. VRSCO, the Fund’s transfer agent, is located at 2929 Allen Parkway, Houston, Texas 77019. SunAmerica is an indirect wholly-owned subsidiary of AIG. VALIC is also an indirect, wholly-owned subsidiary of AIG, and therefore, is an affiliate of SunAmerica. VRSCO and ACS are also affiliates of VALIC. The approval of the Sub-Subadvisory Agreement did not affect the services provided to the Fund by SunAmerica, VRSCO or ACS.

Brokerage Commissions

The Fund did not pay any commissions to affiliated broker-dealers for the period ended May 31, 2021.

Shareholder Reports

Copies of the Fund’s most recent annual and semi-annual reports to shareholders are available without charge and may be obtained by writing to P.O. Box 15648, Amarillo, Texas 79105-5648 or by calling 1-800-448-2542. VC I’s prospectus, SAI, and shareholder reports are available online at http://valic.onlineprospectus.net/VALIC/FundDocuments/index.html.

Shareholder Proposals

The Fund is not required to hold annual shareholder meetings. If a shareholder wishes to submit proposals for consideration at a future shareholder meeting, the Fund must receive the proposal a reasonable time before the solicitation is to be made. Written proposals should be sent to Kathleen D. Fuentes, Esq., Vice President, Chief Legal Officer and Secretary of VALIC Company I, Harborside 5, 185 Hudson Street, Suite 3300, Jersey City, New Jersey 07311.

Ownership of Shares

As of the Record Date, there were approximately 27,556,192.972 shares of the Fund outstanding. All shares of the Fund are owned by VALIC and its respective affiliates. To VALIC’s knowledge, no person owns a Contract or Plan, or interests therein, representing more than 5% of the outstanding shares of the Fund. The Directors and officers of VC I and members of their families as a group, beneficially owned less than 1% of the Fund’s shares as of the Record Date.

By Order of the Board of Directors,

/s/ John T. Genoy
John T. Genoy President VALIC Company I

Dated: December 21, 2021

Exhibit A

SUB-SUB-INVESTMENT ADVISORY AGREEMENT

AGREEMENT dated September 28, 2021, between Delaware Investments Fund Advisers, a series of Macquarie Investment Management Business Trust, a Delaware statutory trust (the “Sub-Advisor”), and Macquarie Investment Management Global Limited, a company organized under the laws of Australia (the “Sub-Sub-Advisor”).

WHEREAS, VALIC Company I (the “Trust”) is registered under the Investment Company Act of 1940, as amended (the “1940 Act”) as an open-end management investment company;

WHEREAS, the Trust is authorized to issue separate series, each of which will offer a separate class of shares of beneficial interest, each series having its own investment objective or objectives, policies and limitations;

WHEREAS, pursuant to an Investment Management Agreement, effective as of January 1, 2002 (the “Management Agreement”), a copy of which has been provided to Sub-Advisor, the Trust has retained The Variable Annuity Life Insurance Company (the “Adviser”) to render certain investment management services with respect to the Trust’s series;

WHEREAS, the Adviser has retained Sub-Advisor as investment sub-adviser to provide the investment advisory services to the Trust’s series listed on Schedule A to this Agreement (each, a “Fund”, and collectively the “Funds”) pursuant to a Sub-Advisory Agreement effective as of October 30, 2020 (the “Sub-Advisory Agreement”);

WHEREAS, the Sub-Advisor wishes to retain Sub-Sub-Advisor to provide it with sub-advisory services as described below in connection with Sub-Advisor’s advisory activities with respect to the Fund, and the Trust and the Adviser have agreed that Sub-Advisor may retain an affiliated investment adviser to provide certain advisory activities with respect to the Fund so long as Sub-Advisor shall be as fully responsible to the Trust for the acts and omissions of the Sub-Sub-Advisor as it is for its own acts and omissions;

WHEREAS, this Agreement has been approved in accordance with the provisions of the 1940 Act, and the Sub-Sub-Advisor is willing to furnish such services upon the terms and conditions herein set forth;

NOW, THEREFORE, in consideration of the mutual premises and covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed by and between the parties hereto as follows:

1.    Appointment. The Sub-Advisor hereby appoints the Sub-Sub-Advisor as its agent to act as sub-advisor with respect to the Fund, and the Sub-Sub-Advisor accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

2.    Services of the Sub-Sub-Advisor. Subject to the succeeding provisions of this section, the oversight and supervision of the Sub-Advisor, the Adviser and the Trust’s Board of Trustees, the Sub-Sub-Advisor may perform certain of the day-to-day operations of the Fund, which may include one or more of the following services, at the request of the Sub-Advisor: (a) acting as investment advisor for and managing the investment and reinvestment of those assets of the Fund as the Sub-Advisor may from time to time request and in connection therewith have complete discretion in purchasing and selling such securities and other assets for the Fund and in voting, exercising consents and exercising all other rights appertaining to such securities and other assets on behalf of the Fund; (b) arranging, subject to the provisions of paragraph 3 hereof, for the purchase and sale of securities and other assets of the Fund; (c) providing advice, investment research and credit analysis concerning the Fund’s investments and investments that are under consideration for inclusion in the Fund, (d) assisting the Sub-Advisor in determining what portion of the Fund’s assets will be invested in cash, cash equivalents and money market instruments, (e) placing orders for all purchases and sales of such investments made for the Fund, (f)

quantitative support (including performance attribution analysis) to Sub-Adviser in connection with the Fund, and (g) maintaining the books and records as are required to support Fund investment operations. In addition, the Sub-Sub-Advisor will keep the Trust, the Adviser and the Sub-Advisor informed of developments materially affecting the Fund and shall, on its own initiative, furnish to the Fund from time to time whatever information the Sub-Sub-Advisor believes appropriate for this purpose. The Sub-Sub-Advisor will periodically communicate to the Sub-Advisor, at such times as the Sub-Advisor may direct, information concerning the purchase and sale of securities for the Fund, including: (a) the name of the issuer, (b) the amount of the purchase or sale, (c) the name of the broker or dealer, if any, through which the purchase or sale will be effected, (d) the CUSIP number of the instrument, if any, and (e) such other information as the Sub-Advisor may reasonably require for purposes of fulfilling its obligations to the Trust under the Sub-Advisory Agreement. The Sub-Sub-Advisor will provide the services rendered by it under this Agreement in accordance with the Fund’s investment objectives, policies and restrictions as stated in the Fund’s Prospectus and Statement of Additional Information (as currently in effect and as they may be amended or supplemented from time to time) and the resolutions of the Trust’s Board of Trustees.

The Sub-Sub-Advisor represents, warrants and covenants that it is authorized and regulated by the Australian Securities and Investments Commission and the U.S. Securities and Exchange Commission.

To the extent permitted by law, Sub-Sub-Adviser may from time to time employ or associate itself with such person or persons, including affiliates, as it believes to be particularly fitted to assist it in the execution or performance of its obligations under this Agreement; provided, however, that the use of such persons does not relieve Sub-Sub-Adviser from any obligation or duty under this Agreement, and provided no such person serves or acts as an investment adviser so as to require a new written contract pursuant to the 1940 Act and SEC interpretations. Sub-Sub-Adviser shall remain liable for the performance of its obligations under this Agreement, and for the acts and omissions of its employees or associates.

3.     Covenants.

(a)    In the performance of its duties under this Agreement, the Sub-Sub- Advisor shall at all times conform to, and act in accordance with, any requirements imposed by: (i ) the provisions of the 1940 Act and the Investment Advisors Act of 1940, as amended (the “Advisor s Act”) and all applicable Rules and Regulations of the Securities and Exchange Commission (the “SEC”); (ii) any other applicable provision of law; (iii) the provisions of the Declaration of Trust and By-Laws of the Trust, as such documents are amended from time to time; (iv) the investment objectives and policies of the Fund as set forth in the Fund’s Registration Statement on Form N-1 A and/or the resolutions of the Board of Trustees; and (v) any policies and determinations of the Board of Trustees of the Trust; and

    (b)    In addition, the Sub-Sub-Advisor will:

          (i)         place orders either directly with the issuer or with any broker or dealer. Subject to the other provisions of this paragraph, in placing orders with brokers and dealers, the Sub-Sub-Advisor will attempt to obtain the best execution of its orders. The Sub-Advisor has been provided with a copy of the Sub-Sub-Advisor’s order execution policy and hereby confirms that it has read and understood the information in the order execution policy and agrees to it. In placing orders, the Sub-Sub-Advisor will consider the experience and skill of the firm’s securities traders as well as the firm’s financial responsibility and administrative efficiency. Consistent with this obligation, the Sub-Sub-Advisor may select brokers on the basis of the research, statistical and pricing services they provide to the Fund and other clients of the Sub-Advisor or the Sub-Sub-Advisor. Information and research received from such brokers will be in addition to, and not in lieu of, the services required to be performed by the Sub-Sub-Advisor hereunder. A commission paid to such brokers may be higher than that which another qualified broker would have charged for effecting the same transaction, provided that the Sub-Sub-Advisor determines in good faith that such commission is reasonable in terms either of the transaction or the overall responsibility of the Sub-Advisor and the Sub-Sub-Advisor to the Fund and their other clients and that the total commissions paid by the Fund will be reasonable in relation to the benefits to the Fund over the long-term.

Subject to the foregoing and the provisions of the 1940 Act, the Securities Exchange Act of 1934, as amended, and other applicable provisions of law, the Sub-Sub-Advisor may select brokers and dealers with which it or the Fund is affiliated;

(ii)    maintain books and records with respect to the Fund’s securities transactions and will render to the Sub-Advisor, the Adviser and the Trust’s Board of Trustees such periodic and special reports as they may request;

(iii)    maintain a policy and practice of conducting its investment advisory services hereunder independently of the commercial banking operations of its affiliates. When the Sub-Sub-Advisor makes investment recommendations for the Fund, its investment advisory personnel will not inquire or take into consideration whether the issuer of securities proposed for purchase or sale for the Fund’s account are customers of the commercial department of its affiliates; and

(iv)

treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund, and the Fund’s prior, current or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, the aforesaid information need not be treated as confidential if required to be disclosed under applicable law, if generally available to the public through means other than by disclosure by the Sub-Sub-Advisor, Sub-Advisor or the Adviser, if available from a source other than the Sub-Sub-Advisor, Sub-Advisor, the Adviser or the Fund, or is required to be disclosed for the purposes of providing services pursuant to this Agreement.

(c)    In addition, the Sub-Advisor agrees that the Sub-Sub-Advisor may aggregate transactions for the Fund with transactions for other clients and/ or its own account. In relation to a particular order, aggregation may operate on some occasions to the advantage of the Sub-Advisor and on other occasions to the Sub-Advisor’s disadvantage. However, it must be unlikely that the aggregation of orders and transactions will work overall to the disadvantage of the Sub-Advisor before transactions will be aggregated;

4.    Services Not Exclusive. Nothing in this Agreement shall prevent the Sub-Sub- Advisor or any officer, employee or other affiliate thereof from acting as investment advisor for any other person, firm or corporation, or from engaging in any other lawful activity, and shall not in any way limit or restrict the Sub-Sub-Advisor or any of its officers, employees or agents from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting; provided, however, that the Sub-Sub-Advisor will undertake no activities which, in its judgment, will adversely affect the performance of its obligations under this Agreement.

5.    Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Sub-Advisor hereby agrees that all records which it maintains for the Fund are the property of the Trust and further agrees to surrender promptly to the Trust any such records upon the Trust’s request. The Sub-Sub-Advisor further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a- l under the 1940 Act (to the extent such books and records are not maintained by the Sub-Advisor).

6.    Compensation. For that portion of the Fund for which Sub-Sub-Advisor acts as sub-sub-advisor, Sub-Advisor agrees to pay to Sub-Sub-Advisor and Sub-Sub-Advisor agrees to accept as full compensation for all services rendered by Sub-Sub-Advisor as such a monthly fee in arrears at an annual rate equal to the percentage of the average daily value of the net assets of each Fund for which Sub-Sub-Advisor provides services under this Agreement as detailed in Schedule A. For any period less than a month during which this Agreement is in effect, the fee shall be prorated according to the proportion which such period bears to a full month of 28, 29, 30 or 31 days, as the case may be. Such compensation percentage may change at any time based upon written revisions or supplements to this Section 6 or Schedule A.

7.      Representations of Parties.

(a)    Representations of Sub-Advisor. Sub-Advisor represents, warrants and agrees as follows: (1) Sub-Advisor is duly authorized to delegate to Sub-Sub-Advisor the provision of investment services to the Fund as contemplated in this Agreement; and (2) Sub-Advisor (i) is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, all applicable federal or state requirements, and the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify Sub-Sub-Advisor of the occurrence of any event that would disqualify Sub-Advisor from serving as an investment adviser of any investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

(b)    Representations of Sub-Sub-Advisor. Sub-Sub-Advisor represents, warrants and agrees as follows: Sub-Sub-Advisor (i) is authorized and regulated by the Australian Securities and Investments Commission (“ASIC”) and is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, all applicable federal or state requirements, and the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify Sub-Advisor of the occurrence of any event that would disqualify Sub-Sub-Advisor from serving as an investment adviser of any investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

8.    Limitation on Liability. The Sub-Sub-Advisor will not be liable for any error of judgment or mistake of law or for any loss suffered by the Sub-Advisor or by the Trust or the Fund in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its duties under this Agreement. As used in this Section 8, the term “Sub-Sub-Advisor” shall include any affiliates of the Sub-Sub-Advisor performing services for the Fund contemplated hereby and partners, directors, officers and employees of the Sub-Sub-Advisor and such affiliates.

Sub-Advisor will indemnify Sub-Sub-Advisor against any expense, cost, charge, loss or liability incurred by Sub-Sub-Advisor arising out of, or in connection with:

(a)	Sub-Sub-Advisor or any of its officers or agents acting under this Agreement; or

(b)

any negligence, fraud, dishonesty or breach of this Agreement or any law or regulation by Sub-Advisor, its officers, employees or agents relating to Sub-Advisor’s performance of this Agreement (for the purposes of this Section 8 indemnification, Sub-Sub-Advisor shall not be considered an agent of Sub-Advisor), except insofar as any loss, liability, cost, charge or expense is caused by the breach of fiduciary duty, willful misfeasance, bad faith, gross negligence, or from reckless disregard of its duties under this Agreement by Sub-Sub-Advisor or any of its officers, employees or agents. This obligation continues after the termination of this Agreement.

9.    Duration and Termination. This Agreement shall become effective as of the date hereof and, unless sooner terminated with respect to the Fund as provided herein, shall continue in effect for a period of two years. Thereafter, if not terminated, this Agreement shall continue in effect with respect to the Fund for successive periods of 12 months, provided such continuance is specifically approved at least annually by both (a) the vote of a majority of the Trust’s Board of Trustees or a vote of a majority of the outstanding voting securities of the Fund at the time outstanding and entitled to vote and (b) by the vote of a majority of the Trustees, who are not parties to this Agreement or interested persons (as such term is defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing, this Agreement may be terminated by the Trust or the Sub-Advisor at any time, without the payment of any penalty, upon giving the Sub-Sub-Advisor 60 days’ notice (which notice may be waived by the Sub-Sub-Advisor), provided that such termination by the Trust or the Sub-Advisor shall be directed or approved by the vote of a majority of the Trustees of the Trust in office at the time or by the vote of the holders of a majority of the outstanding voting securities of the Fund entitled to vote, or by the Sub-Sub-Advisor on 60 days’ written notice (which notice may be waived by the Trust and the Sub-Advisor), and will terminate automatically upon any termination of the Sub-Advisory Agreement between the Trust and the Sub-Advisor. This Agreement will also immediately terminate in the event of its assignment. (As used in this Agreement, the terms “majority of the outstanding voting securities,” “interested person” and “assignment” shall have the same meanings of such terms in the 1940 Act.)

10.    Notices. Any notice under this Agreement shall be in writing to the other party at such address as the other party may designate from time to time for the receipt of such notice and shall be deemed to be received on the earlier of the date actually received or on the fourth day after the postmark if such notice is mailed first class postage prepaid.

11.    Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. Any amendment of this Agreement shall be subject to the 1940 Act.

12.    Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on, and shall inure to the benefit of the parties hereto and their respective successors.

13.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware for contracts to be performed entirely therein without reference to choice of law principles thereof and in accordance with the applicable provisions of the 1940 Act.

14.    Counterparts. This Agreement may be executed in counterparts by the parties hereto, each of which shall constitute an original counterpart, and all of which, together, shall constitute one Agreement.

15.    Anti-Money Laundering Program. Sub-Sub-Advisor and Sub-Advisor each agree that: (i) it has in place an anti-money laundering program that is designed to comply with all applicable requirements of United States Federal anti-money laundering laws, including the USA PATRIOT Act; and (ii) it will comply with any other “know your customer” requirements. Unless otherwise agreed, each party acknowledges that it is its responsibility to monitor client transactions in order to detect attempted or actual money laundering. Each party also agrees to certify to the other, upon request, on a periodic basis that it is in compliance with the forgoing. In addition, each party agrees to permit inspection by U.S. federal departments or regulatory agencies with appropriate jurisdiction and to make available to examiners from such departments or regulatory agencies such information and records relating to the party’s anti-money laundering program as they may reasonably request.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers designated below as of the day and year first above written.

DELAWARE INVESTMENTS FUND ADVISERS, a series of Macquarie Investment Management Business Trust

By.	/s/ David Brenner
Name: David Brenner
Title: Senior Vice President – Division Director

MACQUARIE INVESTMENT MANAGEMENT GLOBAL LIMITED

By.	/s/ Scot Thompson	/s/ Lorraine Yoo
	Name: Scot Thompson	Lorraine Yoo
	Title: Attorney	Attorney

Acknowledged by

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

By.
Name:
Title:

SCHEDULE A

Fee Schedule

Sub-Advisor agrees to pay to Sub-Sub-Advisor a monthly fee in arrears at an annual rate equal to the percentage of the average daily value of the net assets of each Fund for which Sub-Sub-Advisor provides services under this Agreement as noted below:

Effective Date	Fund	Fee
September 28, 2021	International Opportunities Fund	0.00%

VALIC COMPANY I

P.O. Box 15648

Amarillo, Texas 79105-5648

International Opportunities Fund

(the “Fund”)

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF

INFORMATION STATEMENT

(the “Notice”)

The Information Statement referenced in this Notice is available at

www.aigrs.com/prospectus-and-reports/information-statements

This Notice is to inform you that an information statement (the “Information Statement”) regarding the approval of a sub-subadvisory agreement is now available at the website referenced above. The Fund is a series of VALIC Company I (“VC I”). Please note that this Notice is only intended to provide an overview of the matter covered in the Information Statement. We encourage you to access our website to review a complete copy of the Information Statement, which contains important information about the new sub-subadvisory agreement.

As discussed in the Information Statement, at a meeting held on August 2-3, 2021, the Board of Directors of VC I (the “Board”), including a majority of the directors who are not “interested persons” of VC I, as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended, (the “Independent Directors”), approved a sub-subadvisory agreement (the “Sub-Subadvisory Agreement”) between Delaware Investments Fund Advisers, the Fund’s subadviser, and Macquarie Investment Management Global Limited. The Sub-Subadvisory Agreement became effective on September 28, 2021.

VC I has received an exemptive order from the U.S. Securities and Exchange Commission which allows The Variable Annuity Life Insurance Company (“VALIC”), subject to certain conditions, to enter into and materially amend sub-advisory agreements without obtaining shareholder approval. The Board, including a majority of the Independent Directors, must first approve each new or amended sub-advisory agreement. This allows VALIC to act more quickly to change sub-advisers when it determines that a change would be in the best interest of the Fund and its shareholders. As required by this exemptive order, the Fund will provide information to shareholders about the new sub-adviser and the sub-advisory agreement within 90 days of the hiring of any new sub-adviser. This Information Statement is being provided to you to satisfy this requirement.

This Notice is being mailed on or about December 21, 2021, to all participants in a contract or plan who were invested in the Fund as of the close of business on September 28, 2021. A copy of the Information Statement will remain on our website until at least December 21, 2022, and shareholders can request a complete copy of the Information Statement until such time.

You can obtain a paper copy of the complete Information Statement, without charge, by writing VC I at P.O. Box 15648, Amarillo, Texas 79105-5648 or by calling (800) 448-2542. You may also have an electronic copy of the Information Statement sent to you without charge by sending an email request to the Fund at forms.request@valic.com. You can request a complete copy of the Information Statement until December 21, 2022. To ensure prompt delivery, you should make your request no later than such date. Please note that you will not receive a paper copy unless you request it.

This Notice and the Information Statement are for your information only and you are not required to take any action.